                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         September 25, 1996
                                                   -----------------------------

                                  Alumax Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          Delaware                      1-12374                   13-2762395
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(STATE OR OTHER JURISDICTION          (COMMISSION               (IRS EMPLOYER
     OF INCORPORATION)                FILE NUMBER)           IDENTIFICATION NO.)



5655 Peachtree Parkway, Norcross, GA                                 30092
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


Registrant's telephone number, including area code            (770) 246-6600
                                                        ------------------------


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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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


Item 2.  Acquisition or Disposition of Assets.

     On September 25, 1996, Alumax Inc., a Delaware corporation ("Alumax" or the "Company"), completed the sale of certain of its fabricated products businesses ("Fabricated Products") in Western Europe and the United States to Euramax International, Ltd. for approximately $245 million in cash.

     The sale, announced on June 27, 1996, did not include any Kawneer architectural aluminum operations in Europe or the United States, nor did it include the Company's Magnolia Division in the United States. The businesses that were sold had annual sales of approximately $500 million and employ approximately 2,100 people.


Item 5.  Other Events.

     On October 10, 1996, Alumax and Eduard Hueck GmbH & Co. KG ("Hueck") announced that they have entered into negotiations regarding the possible acquisition of Hueck by Alumax. The companies have indicated that negotiations are ongoing and that any transaction is dependent upon the execution of a mutually satisfactory definitive agreement, receipt of all required governmental and regulatory approvals, and the approvals of the board of directors of Alumax and all selling parties.

     Hueck is a family business based in Ludenscheid, Germany, with subsidiaries in and outside of Germany that serve as distribution centers. Hueck is a leading manufacturer of aluminum architectural products in Europe, with 1995 sales revenues of more than DM 340 million ($230 million).











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


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(b)  Unaudited Pro Forma Financial Information.

     On September 25, 1996, the Company completed the sale of certain of its Fabricated Products businesses in the United States and Western Europe to Euramax International Ltd. for approximately $245 million in cash. On January 31, 1996, the Company purchased all of the issued and outstanding shares of common stock of Cressona Aluminum Company ("Cressona"), a privately held Pennsylvania corporation, for $430 million in cash and certain other consideration. Cressona's results of operations have been included in the Company's consolidated financial statements since January 31, 1996.


     The unaudited pro forma condensed financial statements included herein reflect both the acquisition of Cressona and the sale of the Fabricated Products businesses. The Company used substantially all of the proceeds from the sale of Fabricated Products to retire the Cressona acquisition debt that remained outstanding at such date. Residual proceeds are expected to be used for general corporate purposes. The Company will record the Fabricated Products sale in the quarter ended September 30, 1996. The final gain on sale is subject to revision for purchase price allocations among the taxing jurisdictions, transaction expenses and adjustments in sales proceeds related to changes in working capital occurring from December 31, 1995 to September 25, 1996.


     The unaudited pro forma condensed statements of earnings for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared by adjusting the historical condensed statements of earnings assuming the sale of Fabricated Products and the acquisition of Cressona each occurred on January 1, 1995 and January 1, 1996, respectively. The unaudited pro forma condensed balance sheet has been prepared by adjusting the historical balance sheet assuming that the Fabricated Products sale occurred on June 30, 1996. The Cressona acquisition is reflected in the historical balance sheet at June 30, 1996. The unaudited pro forma condensed financial statements have been prepared assuming that the net proceeds derived from the sale of Fabricated Products were used to repay short-term debt incurred to finance the Cressona acquisition.


     The unaudited pro forma financial statements are provided for informational purposes only and are not necessarily indicative of what the financial statements of the Company would have been had the transactions taken place on the dates indicated. Further, these unaudited pro forma financial statements do not purport to indicate the future results of operations or financial position of the Company.


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

     The unaudited pro forma condensed financial statements should be read in conjunction with the consolidated financial statements of Alumax set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited condensed financial statements contained in the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996, respectively.










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


                                  ALUMAX INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (Millions of Dollars, Except Per Share Amounts)




                                                                                         Alumax
                                      Alumax              Fabricated   Pro Forma           As
                                    Historical  Cressona   Products   Adjustments       Adjusted
                                    ----------  --------  ----------  -----------       --------

Net sales                           $ 2,926.1   $  490.3  $   (483.5) $     (22.8) (a)  $2,910.1
                                    ---------   --------  ----------  -----------       --------

Cost and expenses:
 Cost of goods sold                   2,291.0      391.0      (400.4)       (25.4) (a)   2,256.2
 Selling, general & administrative      220.2       30.6       (37.6)       (10.4) (b)     202.8
 Depreciation                           109.1       11.5        (8.0)        12.8  (c)     125.4
                                    ---------   --------  ----------  -----------       --------
                                      2,620.3      433.1      (446.0)       (23.0)       2,584.4
                                    ---------   --------  ----------  -----------       --------

EARNINGS FROM OPERATIONS                305.8       57.2       (37.5)         0.2          325.7

 Gain on sale of assets                 128.8        0.0         0.0                       128.8
 Other income, net                        7.3        0.0        (2.8)                        4.5
 Interest expense, net                  (65.4)      (4.5)        0.0        (11.2) (d)     (81.1)
                                    ---------   --------  ----------  -----------       --------

EARNINGS BEFORE INCOME TAXES            376.5       52.7       (40.3)       (11.0)         377.9

 Income tax provision                  (139.1)      (0.9)       16.5        (15.8) (e)    (139.3)
                                    ---------   --------  ----------  -----------       --------

NET EARNINGS                            237.4       51.8       (23.8)       (26.8)         238.6
Preferred dividends                      (9.3)       0.0         0.0                        (9.3)
                                    ---------   --------  ----------  -----------       --------

NET EARNINGS TO COMMON SHARES       $   228.1   $   51.8  $    (23.8) $     (26.8)      $  229.3
                                    =========   ========  ==========  ===========       ========

EARNINGS PER COMMON SHARE:
 Primary                            $    5.05                                           $   5.07
 Fully-diluted                      $    4.33                                           $   4.35


WEIGHTED AVERAGE SHARES (IN MILLIONS):
 Primary                                 45.2                                               45.2
 Fully-diluted                           54.8                                               54.8




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

                                  ALUMAX INC.
   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS


(a) Reflects $48.6 million elimination of Alumax sales to Cressona combined with increased external sales of $25.8 million for product sold to Fabricated Products.

(b) Elimination of redundant costs and impact of aligning compensation programs.

(c) Earnings effect of depreciating estimated fair values of Cressona property, plant and equipment.

(d) Additional net interest expense including reduction of interest income and elimination of Cressona interest expense. Interest expense has been computed on assumed net borrowings of $169.7 million at an annual average rate of 6 percent.

(e) Reflects the income tax effect of pro forma adjustments. Tax effects were calculated using the statutory rates for the taxing jurisdictions affected by the adjustments.












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


                                  ALUMAX INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                (Millions of Dollars, Except Per Share Amounts)




                                                                                        Alumax
                                     Alumax                 Fabricated   Pro Forma        As
                                    Historical  Cressona(1)  Products   Adjustments    Adjusted
                                    ----------  ----------   --------   -----------    --------

Net sales                           $1,654.0       $39.7     $(239.3)    $(6.5) (a)    $1,447.9
                                    --------       -----     -------     -----         --------

Cost and expenses:
 Cost of goods sold                  1,312.3        32.4      (195.7)     (6.6) (a)     1,142.4
 Selling, general & administrative     133.3         2.4       (21.6)     (2.6) (b)       111.5
 Depreciation                           68.9         1.0        (4.8)      1.0  (c)        66.1

                                    --------       -----     -------     -----         --------
                                     1,514.5        35.8      (222.1)     (8.2)         1,320.0
                                    --------       -----     -------     -----         --------
EARNINGS FROM OPERATIONS               139.5         3.9       (17.2)      1.7            127.9

 Gain on sale of assets                171.2         0.0         0.0                      171.2
 Other income, net                      14.9         0.0         0.4                       15.3
 Interest expense, net                 (34.1)       (0.2)        0.0       4.4 (d)        (29.9)
                                    --------       -----     -------     -----         --------

EARNINGS BEFORE INCOME TAXES           291.5         3.7       (16.8)      6.1            284.5

 Income tax provision                 (113.0)        0.0         6.9      (4.0) (e)      (110.1)
                                    --------       -----     -------     -----         --------

NET EARNINGS                           178.5         3.7        (9.9)      2.1            174.4
Preferred dividends                     (4.7)        0.0         0.0                       (4.7)
                                    ---------      -----     -------     -----         --------

NET EARNINGS TO COMMON SHARES       $  173.8       $ 3.7     $  (9.9)    $ 2.1         $  169.7
                                    ========       =====     =======     =====         ========

EARNINGS PER COMMON SHARE:
 Primary                            $   3.81                                           $   3.72
 Fully-diluted                      $   3.23                                           $   3.16

WEIGHTED AVERAGE SHARES (IN MILLIONS):
 Primary                                45.6                                               45.6
 Fully-diluted                          55.2                                               55.2

(1) Amounts represent Cressona's operating results for the month ended January 31, 1996. The Cressona transaction has been accounted for as a purchase with Cressona's results of operations included in the Company's historical condensed statement of earnings since January 31, 1996.




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

                                  ALUMAX INC.
   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS


(a) Reflects $7.6 million elimination of Alumax sales to Cressona combined with increased external sales of $1.1 million for product sold to Fabricated Products.

(b) Elimination of redundant costs and impact of aligning compensation programs.

(c) Earnings effect of depreciating estimated fair values of Cressona property, plant and equipment.

(d) Reduction in net interest expense reflects lower average borrowings related to debt incurred to finance the Cressona acquisition.

(e) Reflects the income tax effect of pro forma adjustments. Tax effects were calculated using the statutory rates for the taxing jurisdictions affected by the adjustments.





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


                                  ALUMAX INC.
         UNAUDITED PRO FORMA CONDENSED STATEMENT OF FINANCIAL POSITION
                                AT JUNE 30, 1996
                             (Millions of Dollars)



                                                 Alumax      Pro Forma       Alumax
                                               Historical   Adjustments    As Adjusted
                                               ----------  ------------    -----------

Cash & equivalents                               $   24.2                     $   24.2
Proceeds receivable                                 140.0                        140.0
Accounts receivable, net                            513.5    $ (75.8) (a)        437.7
Inventories                                         614.3      (89.1) (a)        525.2
Other current assets                                103.8       (1.7) (a)(b)     102.1
                                                 --------    -------          --------
    Total current assets                          1,395.8     (166.6)          1,229.2
                                                 --------    -------          --------

Property, plant and equipment, net                2,049.0      (60.4) (a)      1,988.6
Other assets                                        171.8       (1.1) (a)        170.7
                                                 --------    -------          --------
    Total assets                                 $3,616.6    $(228.1)         $3,388.5
                                                 ========    =======          ========

Accounts payable & accrued liabilities           $  498.5    $ (55.0) (a)(b)  $  443.5
Short-term debt                                     290.0     (205.3) (c)         84.7
Current maturities                                   38.4                         38.4
                                                 --------    -------          --------
    Total current liabilities                       826.9     (260.3)            566.6
                                                 --------    -------          --------

Long-term debt                                      692.6                        692.6
Other liabilities                                   525.3       (4.5) (a)        520.8
                                                 --------    -------          --------
    Total liabilities                             2,044.8     (264.8)          1,780.0
                                                 --------    -------          --------

Commitments & contingencies

Preferred stock                                       2.3                          2.3
Common stock                                          0.4                          0.4
Paid-in capital                                     914.1                        914.1
Retained earnings                                   657.4       29.6 (d)         687.0
Currency translation                                 (2.4)       7.1 (a)           4.7
                                                 --------    -------          --------
    Total stockholders' equity                    1,571.8       36.7           1,608.5
                                                 --------    -------          --------

    Total liabilities & stockholders' equity     $3,616.6    $(228.1)         $3,388.5
                                                 ========    =======          ========



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



                                  ALUMAX INC.
     NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF FINANCIAL POSITION


(a)  Reflects the net assets of Fabricated Products sold.

(b)  Adjustment includes tax effects and expenses of sale.

(c) Reflects the use of net proceeds(after tax) from the sale to pay down short-term borrowings related to the Cressona acquisition.

(d)  Reflects an estimated after tax gain on the Fabricated Products sale.

       (c)  Exhibits.
Exhibit 99.1  Purchase Agreement, dated as of June 24, 1996, between Euramax
              International, Ltd. and Alumax Inc., filed as Exhibit 10.01 to
              Alumax Inc.'s Quarterly Report on Form 10-Q for the quarter ended
              June 30, 1996 and incorporated herein by reference.

Exhibit 99.2  First Amendment, dated as of September 25, 1996, to the Purchase
              Agreement, dated as of June 24, 1996, between Euramax
              International, Ltd. and Alumax Inc.


































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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    Alumax Inc.











                                    By: /s/ Helen M. Feeney
                                        ------------------------------------
                                    Helen M. Feeney
                                    Vice President and Corporate Secretary








Date: October 10, 1996







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

                                EXHIBIT INDEX

Exhibit 99.1  Purchase Agreement, dated as of June 24, 1996, between Euramax
              International, Ltd. and Alumax Inc., filed as Exhibit 10.01 to
              Alumax Inc.'s Quarterly Report on Form 10-Q for the quarter ended
              June 30, 1996 and incorporated herein by reference.

Exhibit 99.2  First Amendment, dated as of September 25, 1996, to the Purchase
              Agreement, dated as of June 24, 1996, between Euramax
              International, Ltd. and Alumax Inc.




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